CROUCH, BIERWOLF & CHISHOLM
                                  [Letterhead]



November 24, 1997


     We are pleased to confrm receipt of a copy of Form 8-K dated Spetember 3, 1997, and to confirm that neither I nor this firm have been retained to audit or have performed any audit functions with respect to the Issuer Innovest Capital Sources Corporation, formerly Telco Communications, Inc.



/s/ Todd D. Chisholm, CPA
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    Todd D. Chisholm, CPA